UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2024

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.
INDEX

Page
Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signatures	4

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Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	Annual Shareholders’ Meeting – May 2, 2024

(b)

Directors elected at the meeting are as follows: James S. Abernethy, Robert C. Abernethy, Kim Boyd-Leaks, Douglas S. Howard, John W. Lineberger, Jr., Gary E. Matthews, Billy L. Price, Jr. MD, Larry E. Robinson, William Gregory Terry, Dan Ray Timmerman, Sr. and Benjamin I. Zachary

At the May 2, 2024 Annual Shareholders’ Meeting the following items were submitted to a vote of shareholders:

1)	Election of Directors:

	Votes For	Votes Against	Votes Withheld	Broker Non-votes
James S. Abernethy	3,560,785	-	368,698	734,420
Robert C. Abernethy	3,531,722	-	397,761	734,420
Kim Boyd-Leaks	3,695,577	-	233,906	734,420
Douglas S. Howard	3,560,785	-	368,698	734,420
John W. Lineberger, Jr.	3,683,399	-	246,084	734,420
Gary E. Matthews	3,560,785	-	368,698	734,420
Billy L. Price, Jr. MD	3,683,766	-	245,717	734,420
Larry E. Robinson	3,696,531	-	232,952	734,420
William Gregory Terry	3,678,815	-	250,668	734,420
Dan Ray Timmerman, Sr.	3,560,785	-	368,698	734,420
Benjamin I. Zachary	3,683,799	-	245,684	734,420

2)	Ratification of appointment of Independent Registered Public Accounting Firm – FORVIS, LLP Votes For – 4,633,511; Votes Against – 26,445; Votes Abstained – 3,947; Broker Non-votes – 0

(c)	Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: May 3, 2024	By:	/s/Jeffrey N. Hooper
Jeffrey N. Hooper
Executive Vice President and Chief Financial Officer

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